SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                               IMMUNOMEDICS, INC.
               (Exact name of registrant as specified in charter)

                Delaware                              61-1009366
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    incorporation or organization)

                                300 American Road
                         Morris Plains, New Jersey 07950
                     Tel: (973) 605-8200 Fax: (973) 605-8282
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            Cynthia L. Sullivan, President & Chief Executive Officer
                               Immunomedics, Inc.
                                300 American Road
                         Morris Plains, New Jersey 07950
                     Tel: (973) 605-8200 Fax: (973) 605-8282
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                         Joseph E. Mullaney III, Esquire
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                                 (617) 542-6000

        Approximate date of commencement of proposed sale to the public:
                                 Not Applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         DEREGISTRATION OF COMMON STOCK

     The Registrant hereby amends its Registration Statement on Form S-3 (No. 333-44501), initially filed with the Securities and Exchange Commission (the "Commission") on January 20, 1998 (the "Form S-3"), by deregistering all of the Registrant's common stock, par value $0.01 per share (the "Shares"), registered on the Form S-3 that have not yet been sold by Cripple Creek Securities, LLC (the "Selling Stockholder").

     The Registrant initially filed the Form S-3 to register an aggregate of 7,447,000 Shares, of which 7,272,000 Shares were offered pursuant to a Structured Equity Line Flexible Financing Agreement, dated December 23, 1997, between the Registrant and Selling Stockholder (the "Equity Line"). In
connection with the Equity Line, Registrant issued warrants to Selling Stockholder for the purchase of up to 175,000 Shares (the "Warrant Shares"). As of the date hereof, the Registrant has issued an aggregate of 1,512,838 Shares registered under the Form S-3, and the Selling Stockholder has exercised its rights under the warrants to purchase 121,000 Warrant Shares. An aggregate of 5,789,162 Shares registered on the Form S-3 remain unissued (the "Unissued Shares") and 54,000 Warrant Shares remain subject to exercise by the Selling Stockholder (the "Remaining Warrant Shares," together with the Unissued Shares, the "Remaining Shares"). Pursuant to the terms of the Equity Line, Registrant's obligation to maintain the effectiveness of the Form S-3 has expired. Accordingly, the Registrant desires to deregister all of the Remaining Shares.

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the "Act"), and the undertaking contained in this Form S-3 pursuant to
Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrant hereby removes all of the Remaining Shares from registration.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morris Plains, State of New Jersey, on April 29, 2002.

                                    IMMUNOMEDICS, INC.

                                    By /S/ CYNTHIA L. SULLIVAN
                                       -----------------------------------
                                       Cynthia L. Sullivan
                                       President and Chief Executive Officer